Exhibit 10.14

AMENDED AND RESTATED DELL PERFORMANCE AWARD AGREEMENT

THIS AMENDED AND RESTATED DELL PERFORMANCE AWARD AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and                      (the “Holder”), is effective as of September 27, 2018 (the “Effective Date”). The Agreement was originally effective as of                 , 2016 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, as an incentive for the Holder’s efforts during the Holder’s Employment with the Company and its Affiliates, the Company wishes to afford the Holder the opportunity to earn a number of shares of Class C Common Stock (“Shares”), pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, the Holder was previously granted the opportunity to earn Shares pursuant to the terms and conditions set forth in this Agreement and the Plan;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement, the Company has determined that it is advisable and in the best interests of the Company to amend and restate the Agreement, effective as of the Effective Date; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Award” means the award of DPAs granted under this Agreement.

(b)    “Cause” means: (i) the Holder’s willful, reckless or grossly negligent and material violation of (x) the Holder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, which results in material harm to the

Company or its Subsidiaries, or (y) any other restrictive covenant by which the Holder is bound that results in greater than de minimis harm to the Company or its Subsidiaries’ reputation or business; (ii) the Holder’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Holder which constitutes gross neglect, willful misconduct, or a material breach of the Code of Conduct of the Subsidiary of the Company employing the Holder or a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company or its Subsidiaries’ reputation or business and that the Holder has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(c)    “Change in Control Period” means the period beginning three (3) months prior to a Change in Control and ending eighteen (18) months following such Change in Control.

(d)     “Closing” means the consummation of the transactions pursuant to which EMC Corporation became an indirect, wholly-owned subsidiary of the Company.

(e)     “Dell Performance Award” or “DPA” means an Other Stock-Based Award granted in the form of a restricted Share subject to the performance-based vesting requirements described in Section 3.1 and Section 3.2 herein.

(f)    “Direct Competitor” means any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by the Company or any of its Subsidiaries as of the Grant Date or the date of the Holder’s termination of Employment, whichever is later. By way of illustration, and not by limitation, as of the Grant Date, the Holder and the Company agree that the following companies currently meet the definition of Direct Competitor: Acer Inc., Apple Inc., Cisco Systems, Inc., HP Inc., Hewlett Packard Enterprise Company, International Business Machines Corporation, Lenovo Group Limited, Oracle Corporation and Samsung Electronics Co., Ltd.

(g)     “Final Vesting Event” means the first to occur of (i) the fifth anniversary of the Closing, (ii) if so elected by the Board, a Change in Control, and (iii) the first date on which Michael S. Dell and his Permitted Transferees (as defined in the Management Stockholders Agreement) have become a 90% Owner (as defined in the Management Stockholders Agreement).

(h)    “Good Reason” means (i) a material reduction in the Holder’s base salary or total annual incentive bonus target, (ii) any material adverse change to substantive plans and benefits in the aggregate which does not apply equally to the other members of the Company’s Executive Leadership Team, (iii) a material adverse change to the Holder’s title or a material reduction in the Holder’s authority, duties or responsibilities, or the assignment to the Holder of any duties or responsibilities which are inconsistent in any material adverse respect with the Holder’s position, or (iv) a change in the Holder’s principal place of work to a location of more than twenty-five (25) miles from the Holder’s principal place of work immediately prior to such change; provided, that the Holder provides written notice to the Subsidiary of the Company employing the Holder of the existence of any such condition within ninety (90) days of the Holder having actual knowledge of the initial existence of such condition and such employing Subsidiary fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason, the Holder must actually terminate Employment no later than ninety (90) days following the end of such Cure Period, if the Good Reason condition remains uncured; provided, that, if such Good Reason condition is solely the result of a material reduction in the Holder’s authority, duties or responsibilities (including, for this purpose, the assignment to the Holder of any duties or responsibilities which are inconsistent in any material adverse respect with the Holder’s position) that is directly related to the occurrence of a Change in Control and such Good Reason condition remains uncured following the end of the Cure Period, the Holder may only terminate the Holder’s Employment for Good Reason during the ninety (90) day period commencing on the first date that follows the six (6) month anniversary of such Change in Control. This definition shall also be the definition of “Good Reason” for all purposes under the Management Stockholders Agreement.

(i)     “Illiquid Proceeds” means any proceeds (including, but not limited to, dividends, distributions and/or sales proceeds) received in respect of Initial Shares other than proceeds consisting of cash, cash equivalents and/or Marketable Securities.

(j)    “Initial Shares” means the shares of Common Stock owned by the Sponsor Stockholders immediately following the Closing.

(k)    “Initial Share Value” means (i) if there should not be a public market for Shares, the fair market value of an Initial Share as determined by a third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion), (ii) at the time of an IPO, the offering price per share of DHI Common Stock to the public in the IPO (the “IPO Price”) and (iii) if there should be a public market for Shares, the average of the closing price of a Share on the principal stock exchange on which it is listed during the twenty (20) trading days immediately preceding the relevant date for which Initial Share Value is being determined (or all of the trading days following the IPO plus the IPO Price if the IPO occurred within less than twenty (20) trading days prior to the determination of Initial Share Value); provided, that if the Holder disagrees with the determination of Initial Share Value pursuant to clause (i) in connection with the measurement of ROE on an ROE Measurement Date solely for purposes of Section 3.3(d) following the termination of the Holder’s employment due to a Qualifying Termination or Retirement, the Holder may require that the Company engage a different third party valuation expert (who shall also be a nationally recognized firm of valuation experts selected by the Board in its discretion) to conduct an appraisal of the Initial Shares and the ROE for such ROE Measurement Date shall be based upon the Initial Share Value as determined by such appraisal (the “Appraised Initial Share Value”); provided, further, that if the Holder requires an additional appraisal pursuant to the immediately preceding proviso: (A) if the Appraised Initial Share Value is equal to or less than 110% of the Initial Share Value as determined by the initial third party valuation expert, the Holder shall bear all of the costs and expenses associated with such appraisal, and (B) if the Appraised Initial Share Value is greater than 110% of the Initial Share Value as determined by the initial third party valuation expert, the Company shall bear all of the costs and expenses associated with such appraisal. Notwithstanding the foregoing, if an appraisal has been delivered by a second third party valuation expert at the request of another former member of the Company’s Executive

Leadership Team within the 90-day period preceding the ROE Measurement Date, the Initial Share Value as determined by such appraisal shall be the Initial Share Value for purposes of determining ROE on the ROE Measurement Date and the Holder may not request the appraisal described in the first proviso to the immediately preceding sentence, unless, in each case, the Board determines there has been a significant change in the business of the Company and its Subsidiaries since the date of such appraisal. In all cases, (x) the determination of Initial Share Value under clause (i) above will exclude any discounts for illiquidity and minority interests and (y) the fair market value per share of each class of DHI Common Stock shall be deemed to be the same. Notwithstanding the foregoing, on the Closing, the Initial Share Value was $27.50.

(l)    “Liquidity Event” means any transfer after the Closing by a Sponsor Stockholder of Initial Shares for cash, cash equivalents and/or Marketable Securities that occurs prior to the earlier of the Third Anniversary Vesting Event or the Final Vesting Event, other than any transfer by a Sponsor Stockholder to a Permitted Transferee (as defined in the Management Stockholders Agreement) of such Sponsor Stockholder.

(m)    “Liquidity Percentage” means, with respect to a Liquidity Event, the percentage of the Initial Shares owned by all of the Sponsor Stockholders (regardless of whether such Sponsor Stockholders are participating in such Liquidity Event) immediately prior to the closing of such Liquidity Event that are being sold by the Sponsor Stockholders in such Liquidity Event.

(n)    “Lock-up Lapse Date” has the meaning given to such term in the Management Stockholders Agreement.

(o)    “Management Stockholder Group” means Management Stockholder Group as defined in the Management Stockholders Agreement as in effect on the Effective Date.

(p)    “Marketable Securities” means securities that (i) are traded on the New York Stock Exchange (or any successor thereto), the Nasdaq Stock Market (or any successor thereto) or any other stock exchange or stock market of similar stature to the foregoing, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) of the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, and (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act). For the purpose of this definition but other than with respect to Section 1.1(t)(i)(A)(y) and Section 1.1(t)(ii)(A)(y), Marketable Securities are deemed to have been received on the trading day immediately prior to the date that such Marketable Securities are received by the Sponsor Stockholders.

(q)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

(r)     “Post-Termination Vesting Eligible Shares” means any DPAs that remain eligible to vest pursuant to Section 3.3(b) or 3.3(c), as applicable, following termination of the Holder’s Employment.

(s)    “Qualifying Termination” means a termination of the Holder’s Employment with the Company and its Subsidiaries (i) by the Company or any of its Subsidiaries without Cause (and other than due to Disability), or (ii) by the Holder for Good Reason.

(t)    “Repayment Behavior” means the Holder’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Holder held at the Company or any of its Subsidiaries during the twenty four (24) months prior to the Holder’s termination of Employment or in a role that would likely result in the Holder using the Company’s or any of its Subsidiaries’ confidential information or trade secrets, (ii) willful, reckless or grossly negligent and material violation of the Holder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, which results in material harm to the Company or its Subsidiaries, or (iii) solicitation of any employee of the Company or any of its Subsidiaries for employment, consulting or other services.

(u)    “Retirement” means the Holder’s voluntary termination of Employment with the Company and its Affiliates without Good Reason at or above the age of 60 and after having completed at least five (5) years of service with the Company and its Affiliates (or any other combination of the Holder’s age plus years of service completed (not less than five (5)) that is at least equal to 65). For the avoidance of doubt, for purposes of the definition of “Retirement” herein and in the Management Stockholders Agreement, “service” includes service with EMC Corporation and its affiliates prior to the Closing.

(v)    “ROE” means, with respect to any ROE Measurement Date, the return on the Initial Shares as determined pursuant to the following formula:

(i) In the case of a ROE Measurement Date arising from a Liquidity Event, the ROE with respect to such Liquidity Event will be deemed to be (A) the sum of (w) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received in such Liquidity Event by the Sponsor Stockholders in consideration of all the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus (x) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to such Liquidity Event in respect of the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus, (y) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received during the period from the Closing to such Liquidity Event (whether as dividends, distributions or sales proceeds) by the Sponsor Stockholders in respect of any Illiquid Proceeds from the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus, (z) the aggregate fair market value (as determined by the Board in good faith) at the time of such Liquidity Event of all Illiquid Proceeds that the Sponsor Stockholders own on the date of such Liquidity Event that were received in respect of the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, divided by (B) the product of (1) $27.50 (as equitably adjusted for any stock dividends, stock splits, reverse stock splits, combinations, or recapitalizations occurring after the Closing) multiplied by (2) the aggregate number of Initial Shares sold by the Sponsor Stockholders in such Liquidity Event. For the avoidance of doubt, for purpose of clause (y) in this subsection (i), if and when Illiquid Proceeds become Marketable Securities, fair market value will be determined as of the first date that the Illiquid Proceeds first became Marketable Securities; and

(ii) In the case of a ROE Measurement Date arising from any date or event that is not a Liquidity Event, the ROE with respect to such date or event will be deemed to be : (A) the sum of (w) the Initial Share Value as of the applicable ROE Measurement Date of all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (x) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to the applicable ROE Measurement Date in respect of the Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (y) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders during the period from the Closing to such ROE Measurement Date (whether as dividends, distributions or sale proceeds) in respect of any Illiquid Proceeds from all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (z) the aggregate fair market value at the time of the applicable ROE Measurement Date (determined in accordance with the methodology in clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Illiquid Proceeds that the Sponsor Stockholders own on the applicable ROE Measurement Date that were received in respect of the Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, divided by (B) the product of (1) $27.50 (as equitably adjusted for any stock dividends, stock splits, reverse stock splits, combinations, or recapitalizations occurring after the Closing) multiplied by (2) the aggregate number of Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date. For the avoidance of doubt, for purpose of clause (y) in this subsection (ii), if and when Illiquid Proceeds become Marketable Securities, fair market value will be determined as of the first date that the Illiquid Proceeds first became Marketable Securities.

(w)    “ROE Measurement Date” means for purposes of (i) Section 3.1, the date of the applicable Liquidity Event, (ii) Section 3.2(a), the third anniversary of the Closing, (iii) Section 3.2(b), the fourth anniversary of the Closing, (iv) Section 3.2(c), the date of the Final Vesting Event and (v) and Section 3.3(d), the applicable date established as the ROE Measurement Date in such Section.

(x)    “ROE Percentage” means, with respect to any ROE Measurement Date, the following, as applicable: (i) if the ROE on such ROE Measurement Date is less than 2.0, the ROE Percentage for such ROE Measurement Date will be 0%; provided, that, solely if the ROE Percentage is being determined in connection with a Liquidity Event, then (x) if the ROE on such ROE Measurement Date is equal to or less than 1.0, the ROE Percentage for such ROE Measurement Date will be 0% and (y) if the ROE on such ROE Measurement Date is greater than 1.0 but less than 2.0, then the ROE Percentage for such ROE Measurement Date will be determined by straight line interpolation between 1.0 and 2.0, and (ii) if ROE on such ROE Measurement Date equals at least 2.0, the ROE Percentage for such ROE Measurement Date will be 25%. For every additional 0.5 of ROE on such ROE Measurement Date in excess of 2.0, the ROE Percentage for such ROE Measurement Date will increase by an additional 25% (provided, that the ROE Percentage shall never exceed 100%) and the additional ROE Percentage between any such increments of 0.5 of ROE on such ROE Measurement Date will be determined by straight line interpolation. By way of example and for illustration purposes only: (A) if the ROE Measurement Date is a Liquidity Event and ROE on such ROE Measurement Date equals 1.5, then the ROE Percentage for such ROE Measurement Date will equal 0.25 multiplied by 50%, or 12.5%; (B) if ROE on such ROE Measurement Date equals 2.0, then the ROE Percentage for such ROE Measurement Date will equal 25%; and (C) if ROE on such ROE Measurement Date equals 3.0, then the ROE Percentage for such ROE Measurement Date will equal 25% plus 2 multiplied by 25% or 75%.

(y)    “Vesting Event” means a Liquidity Event, the Third Anniversary Vesting Event, the Fourth Anniversary Vesting Event, the Final Vesting Event, and, if so elected by the Board, the ROE Measurement Date determined pursuant to Section 3.3(d), as applicable.

ARTICLE II

GRANT OF DELL PERFORMANCE AWARDS

Section 2.1. Grant of Dell Performance Award.

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably granted to the Holder              DPAs, subject to the adjustment as set forth in Section 2.2 hereof. Each DPA represents the right to receive a Share upon vesting.

Section 2.2. Adjustments to Dell Performance Award.

The DPAs shall be subject to adjustment pursuant to Section 10 of the Plan.

ARTICLE III

VESTING

Section 3.1. ROE Measurement Dates Upon a Liquidity Event (Which Can Only Occur Prior to the Earlier of the Third Anniversary Vesting Event or the Final Vesting Event).

Subject to Section 10 of the Plan, if a Liquidity Event occurs, a number of DPAs will be tested for vesting upon the closing of such Liquidity Event equal to the product of (a) the number of DPAs granted to the Holder that have not previously vested or been forfeited, multiplied by (b) the Liquidity Percentage applicable to such Liquidity Event (such DPAs, “Liquidity Event Vesting DPAs”). The number of Liquidity Event Vesting DPAs that will vest upon the closing of any such Liquidity Event will be the product of (x) the number of Liquidity Event Vesting

DPAs, multiplied by (y) the ROE Percentage with respect to such Liquidity Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, any Liquidity Event Vesting DPAs that do not vest pursuant to this Section 3.1 shall remain outstanding and eligible to vest in accordance with the terms hereof.

Section 3.2. ROE Measurement Dates Upon the Third and Fourth Anniversaries of the Closing and the Final Vesting Event.

(a)    Third Anniversary Vesting Event. If the Final Vesting Event has not been completed prior to the third anniversary of the Closing (the “Third Anniversary Vesting Event”), then that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested or been forfeited, multiplied by (y) the ROE Percentage with respect to such Third Anniversary Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, the number of DPAs that do not vest pursuant to this Section 3.2(a) shall remain outstanding in accordance with the terms hereof.

(b)    Fourth Anniversary Vesting Event. If the Final Vesting Event has not been completed prior to the fourth anniversary of the Closing (the “Fourth Anniversary Vesting Event”), then that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested or been forfeited, multiplied by (y) the ROE Percentage with respect to such Fourth Anniversary Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. For purposes of clarification, the number of DPAs that do not vest pursuant to this Section 3.2(b) shall remain outstanding in accordance with the terms hereof.

(c)    Final Vesting Event. Upon the Final Vesting Event, that number of DPAs will vest equal to the product of (x) the number of DPAs granted to the Holder that have not previously vested or been forfeited, multiplied by (y) the ROE Percentage with respect to such Final Vesting Event; provided, that, if such calculation produces a negative number, zero DPAs will vest. Notwithstanding the foregoing, if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest. All DPAs that do not vest pursuant to this Section 3.2(c) and that have not vested prior to the Final Vesting Event will be forfeited upon the Final Vesting Event without consideration or payment therefor.

(d)    Notice of Vesting. No later than thirty (30) days following a Vesting Event, the Company shall provide written notice to the Holder setting forth the Initial Share Value, the ROE, the ROE Percentage, the number of DPAs that vested on the applicable Vesting Event, if any, and, if such Vesting Event is the Final Vesting Event or occurs pursuant to Section 3.3(d), the number of DPAs that were forfeited without consideration or payment on such Vesting Event.

Section 3.3. Treatment of DPAs Upon Termination of Employment.

(a)    General. Except as set forth in Sections 3.3(b), (c) and (d) below, each DPA that is unvested as of the date of the Holder’s termination of Employment for any reason shall immediately expire on the date of such termination without consideration or payment therefor.

(b)    A Portion of the DPAs Remain Outstanding and Eligible to Vest if the Holder’s Employment Terminates Due to a Qualifying Termination Outside of the Change in Control Period or Retirement. If the Holder’s Employment is terminated due to (i) a Qualifying Termination that occurs outside of a Change in Control Period or (ii) Retirement, that number of DPAs equal to (A) the product of (x) the total number of DPAs multiplied by (y) a fraction, the numerator of which is the number of time-vesting awards (i.e., shares of restricted stock) that were granted to the Holder on the Grant Date (the “DTAs”) that have vested as of the date of such termination (after giving effect to any acceleration of vesting at the time of such termination provided for pursuant to the terms of the DTAs), and the denominator of which is the total number of DTAs, minus (B) the number of DPAs that have vested prior to the date of such Qualifying Termination or Retirement, shall remain outstanding and eligible to vest in accordance with and pursuant to the terms of Sections 3.1 or 3.2, in each case subject to Sections 3.3(d), (e) and (f) below.

(c)    DPAs Remain Outstanding and Eligible to Vest if the Holder’s Employment Terminates Due to a Qualifying Termination During the Change in Control Period, or Due to Death or Disability. If the Holder’s Employment is terminated due to (i) a Qualifying Termination during a Change in Control Period or (ii) the Holder’s death or Disability, the total number of DPAs that have not previously vested shall remain outstanding and eligible to vest in accordance with and pursuant to the terms of Sections 3.1 or 3.2, in each case subject to Sections 3.3(d), (e) and (f) below. In order to accomplish the intention of this Section 3.3(c), if the Holder’s Employment terminates due to a Qualifying Termination prior to a Change in Control, then (A) that number of DPAs that would otherwise have been forfeited upon such termination in accordance with Section 3.3(b) as a result of the Qualifying Termination having occurred outside the Change in Control Period (such number of DPAs, the “Conditional Shares”) shall not be subject to forfeiture pursuant to Sections 3.3(a) or 3.3(b) (but for the avoidance of doubt shall remain subject to forfeiture pursuant to Sections 3.3(e) and 3.3(f)) until the three month anniversary of the date of the Qualifying Termination (the three month period following the date of the Qualifying Termination is referred to as the “Conditional Period”), (B) anything in this Agreement to the contrary notwithstanding, during the Conditional Period the Award shall not be capable of vesting with respect to any of the Conditional Shares except as set forth in clause (D) below, (C) if a Change in Control does not occur prior to the expiration of the Conditional Period then upon expiration of the Conditional Period the Conditional Shares shall immediately be forfeited without consideration or payment therefor and the Conditional Shares shall never vest and (D) if a Change in Control occurs prior to the expiration of the Conditional Period then all such Conditional Shares shall remain outstanding and eligible to vest in accordance with and pursuant to the terms of Sections 3.1 and 3.2, in each case subject to Sections 3.3(d), (e) and (f) below, and any ROE Measurement Date that occurred after the Qualifying Termination and at or prior to the Change in Control shall be applied retroactively to the Post-Termination Vesting Eligible Shares.

(d)    Acceleration of ROE Measurement Date for Post-Termination Vesting Eligible Shares. At the sole discretion of the Company, the Company may elect to cause the vesting and forfeiture (as applicable) of all Post-Termination Vesting Eligible Shares to be determined solely pursuant to this Section 3.3(d). In the event that the Company elects to cause the vesting and forfeiture of all Post-Termination Vesting Eligible Shares to be determined pursuant to this Section 3.3(d) it shall deliver written notice (a “Section 3.3(d) Election Notice”) to the Holder (or the Holder’s estate, as applicable) of such election no later than thirty (30) days after the date of the termination of the Holder’s Employment (or the occurrence of a Change in Control to the extent that the Shares are Post-Termination Vesting Eligible Shares as a result of the last sentence of Section 3.3(c)). The Section 3.3(d) Election Notice shall include the Initial Share Value, the ROE, the ROE Percentage, the number of Post-Termination Vesting Eligible Shares that will vest effective on the ROE Measurement Date and the number of Post-Termination Vesting Eligible Shares that will be forfeited, in each case assuming that the date of the termination of the Holder’s Employment is the ROE Measurement Date. In the event that the Company delivers a Section 3.3(d) Election Notice to the Holder, then effective as of the applicable ROE Measurement Date, the DPAs shall vest with respect to that number of Post-Termination Vesting Eligible Shares equal to the product of (i) the number of Post-Termination Vesting Eligible Shares, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date. Notwithstanding the foregoing or anything in this Agreement to the contrary, (A) if ROE has not increased from the prior ROE Measurement Date, no additional DPAs shall vest and (B) all Post-Termination Vesting Eligible Shares that do not vest in accordance with the immediately preceding sentence shall cease to be outstanding and eligible to vest and be immediately forfeited without consideration or payment therefor. The ROE Measurement Date for purposes of this Section 3.3(d) shall be the date of the termination of the Holder’s Employment; provided that, solely if the Holder’s Employment terminated due to a Qualifying Termination or Retirement, the Holder may, by providing written notice to the Board no later than five (5) business days after receiving the Section 3.3(d) Election Notice (a “Postponement Notice”), cause the ROE Measurement Date to be any date selected by the Holder; provided, further, that the date selected by the Holder occurs on or prior to the earlier of (x) December 31st of the year in which the date of termination occurs and (y) the nine month anniversary of termination of the Holder’s Employment (such date, the “End Date” and such period the “Postponement Period”). If the Holder delivers a Postponement Notice then at any time during the portion of the Postponement Period that remains following the delivery of such Postponement Notice (the “Remaining Period”), the Holder can irrevocably designate any day during such Remaining Period to be the ROE Measurement Date for purposes of this Section 3.3(d) by delivering written notice to the Company of such designation; provided, that, if the Final Vesting Event occurs prior to the date chosen by the Holder, then such Final Vesting Event shall be the ROE Measurement Date for purposes of this Section 3.3(d). If the Holder delivers the Postponement Notice and the Company does not receive written notice from the Holder of the Holder’s chosen ROE Measurement Date or if the Holder fails to select a date or selects a date that is subsequent to the End Date, the ROE Measurement Date for purposes of this Section 3.3(d) shall be the End Date. For the avoidance of doubt, even if a Vesting Event occurs pursuant to the terms of Sections 3.1 or 3.2 of this Agreement following the Holder’s termination of Employment but prior to the ROE Measurement Date, once the Company has delivered the election notice contemplated by this Section 3.3(d), the vesting of the Post-Termination Vesting Eligible Shares shall only be determined solely pursuant to this Section 3.3(d).

(e)    Forfeiture of DPAs upon Repayment Behavior. Each outstanding DPA shall automatically be forfeited without consideration or payment therefor upon the first date on which the Holder engages in any Repayment Behavior.

(f)    Impact of Post-Retirement Services on Post-Termination Vesting Eligible Shares. If the Holder becomes employed by or commences providing consulting services on a substantially full-time basis for remuneration to any person or entity other than the Company or its Affiliates at any time during the three-year period following the Holder’s Retirement (“Post-Retirement Services”; provided, that service solely as a non-employee director on any board of directors shall not be considered “Post-Retirement Services” for purposes of this Section 3.3(f)), then, upon the date on which the Holder first engages in such Post-Retirement Services (such date, the “Services Commencement Date”): (i) all Post-Termination Vesting Eligible Shares that remain unvested on the Services Commencement Date shall automatically be forfeited, (ii) any Shares then held by the Holder or any members of the Holder’s Management Stockholder Group that were issued in settlement of any Post-Termination Vesting Eligible Shares shall automatically be forfeited on the Services Commencement Date and (iii) if the Holder or any of the members of the Holder’s Management Stockholder Group have sold, in one or more sales, any Shares that were issued in settlement of the Post-Termination Vesting Eligible Shares, the Holder shall be required to pay to the Company, in cash and within five (5) business days following written notification of such repayment obligation by the Company, an amount equal to the aggregate amount realized by the Holder and any members of the Holder’s Management Stockholder Group with respect to the sale of such Shares in all such sales.

For purposes of this Section 3.3(f), to the extent that following the termination of the Holder’s Employment, the Holder and members of the Holder’s Management Stockholder Group collectively own both (x) Shares that have been issued pursuant to the vesting of Post-Termination Vesting Eligible Shares and (y) Shares that do not constitute Post-Termination Vesting Eligible Shares, then in the event that the Holder or any member of the Holder’s Management Stockholder Group sells any Shares the Shares that are sold shall be conclusively deemed to not be Post-Termination Vesting Eligible Shares unless and until, after giving effect to this clause paragraph, all Shares described in clause (y) have been sold and are no longer owned by the Holder or any other member of the Holder’s Management Stockholder Group (e.g., if following termination of the Holder’s employment), the Holder and the Holder’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Holder and/or other members of the Holder’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Post-Termination Vesting Eligible Shares.

The Holder agrees to notify the Company in writing within seven (7) days of commencing any Post-Retirement Services, and to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 3.3(f) to the Company by the Holder or any member of the Holder’s Management Stockholder Group or to take any other action contemplated by this Section 3.3(f).

Notwithstanding the foregoing, if the Company elects to cause the vesting and forfeiture (as applicable) of all Post-Termination Vesting Eligible Shares pursuant to Section 3.3(d) following the Holder’s Retirement, this Section 3.3(f) of this Agreement and Section 3.8 of the Management Stockholders Agreement shall automatically cease to apply on the date on which the Company delivers the Section 3.3(d) Election Notice to the Holder.

ARTICLE IV

ISSUANCE OF DELL PERFORMANCE AWARDS

Section 4.1. Issuance.

Certificates evidencing the Shares shall be issued by the Company and shall be registered in the Holder’s name on the stock transfer books of the Company within four (4) business days following the Grant Date, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Share, the date on which such Share vests. As a condition to the receipt of this Award, the Holder shall deliver to the Company a stock power, duly endorsed in blank, relating to the Award. Notwithstanding the foregoing, the Company may elect to recognize the Holder’s ownership through uncertificated book entry.

Section 4.2. Consideration for the Dell Performance Award.

No cash payment is required for the issuance of the Shares hereunder, although the Holder may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the vesting of the Shares in accordance with Section 5.8 below.

Section 4.3. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Holder of the Shares issued under this Award prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency or stock exchange or over-the-counter market listing requirements which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)    the execution and delivery of the Joinder by the Holder to the extent the Holder is not already a party to the Management Stockholders Agreement.

Section 4.4. Rights as Stockholder; Dividends.

The Holder shall not be deemed for any purpose to be the owner of any Shares issued hereunder unless and until (a) the Company shall have issued the Shares in accordance with Section 4.1 hereof and (b) the Holder’s name shall have been entered as a stockholder of record with respect to the Shares on the books of the Company. Upon the fulfillment of the conditions in (a) and (b) of this Section 4.4, the Holder shall be the record owner of the Shares unless and until such Shares are forfeited pursuant to Section 3.3(e) or Section 3.3(f) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Shares; provided, that (i) any cash or in-kind dividends paid with respect to unvested Shares shall be withheld by the Company and shall be paid to the Holder, without interest, only when, and if, such Shares become vested and (ii) the Shares shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. Unless otherwise required under applicable laws, rules or regulations, as soon as practicable following the vesting of any Shares, certificates for such vested Shares shall be delivered to the Holder or to the Holder’s legal representative along with the stock powers relating thereto; provided, that, no certificate will be delivered if the Company elects to recognize the Holder’s ownership through uncertificated book entry, in which case such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Holder.

Section 4.5. Restrictive Legend.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE DELL TECHNOLOGIES INC. 2013 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED FROM TIME TO TIME, THE DELL TECHNOLOGIES INC. AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT TO WHICH DELL TECHNOLOGIES INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES AND A CERTAIN DELL TIME AWARD AGREEMENT BETWEEN DELL TECHNOLOGIES INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), WHICH PLAN AND AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF DELL TECHNOLOGIES INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS DELL TECHNOLOGIES INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. With respect to this Award, the following two sentences set forth in Section 3 of the Plan shall not apply: “The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).” Further, with respect to this Award, in the event that this Award is not assumed or substituted by the successor entity upon the occurrence of a Change in Control, then notwithstanding anything to the contrary set forth in Section 10(b) of the Plan, this Award shall (i) vest with respect to all the DPAs subject thereto, or (ii) be cancelled for fair value pursuant to clause (ii) of such Section 10(b), in each such case, as determined by the Committee in its sole discretion. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Award Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Award nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a)    By accepting this Award, the Holder acknowledges and agrees that, if the Holder engages in Repayment Behavior at any time during the Holder’s Employment or the one-year period following the termination of the Holder’s Employment, then, in addition to the consequences described in Section 3.3(e) above, upon the date on which the Holder first engages in such Repayment Behavior (such date, the “Trigger Date”): (i) the Shares held by the Holder or any member of the Holder’s Management Stockholder Group that were issued upon the grant of DPAs that vested during the two-year period immediately preceding the Trigger Date shall be automatically forfeited for no consideration (such two-year period, the “Claw Back Period” and such Shares, the “Claw Back Shares”) and (ii) if the Holder or any member of the Holder’s Management Stockholder Group have sold any Claw Back Shares (including any sales or repurchases pursuant to the provisions of Article IV of the Management Stockholders Agreement as in effect on the Effective Date) during the Claw Back Period, the Holder and each member of the Holder’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement) to the Holder and/or the members of the Holder’s Management Stockholder Group in such sale(s) of Claw Back Shares. The Holder understands that this Section 5.3 does not prohibit the Holder from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 5.3 if the Holder has engaged in Repayment Behavior.

(b)    For purposes of this Section 5.3, if the Holder and/or any member of the Holder’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Holder and the other members of the Holder’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Claw Back Shares and (y) Shares that are not Claw Back Shares, then the Shares that are sold shall be conclusively deemed to not be Claw Back Shares unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Holder or any other member of the Holder’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Holder and the Holder’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Holder and/or other members of the Holder’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Claw Back Shares). The Holder agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 5.3 to the Company by the Holder or any member of the Holder’s Management Stockholder Group.

Section 5.4. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

This Award, and the Shares issued to the Holder hereunder, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to this Award and such Shares, with the exception of any provision of the Management Stockholders Agreement relating to the clawback of Shares or Share proceeds in connection with repayment behaviors or forfeiture of Shares or Share proceeds in connection with post-retirement service. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Holder engaged in Repayment Behavior) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of Article IV of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Holder shall be $5,000,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholder Agreement), the Holder’s “Individual Cap” shall be increased to $10,000,000; and, provided, further, that, prior to the Merger Closing, the definition of “Fair Market Value” as set forth in Article I of the Management Stockholders Agreement (but, for the avoidance of doubt, not the definition of Fair Market Value as set forth in the Plan and applicable under this Agreement) is hereby amended in its entirety as follows:

“Fair Market Value,” with respect to the Applicable Employee of any Management Stockholder, shall mean as of any date of determination, the fair market value of a Share as determined in good faith by the Board, based upon the most recent valuation of the shares of DHI Common Stock performed by the Company’s independent valuation firm, as adjusted by the Board for changes to Fair Market Value from the date of such valuation to such date of determination. The valuations described in the immediately preceding sentence shall be performed by the Company’s independent valuation firm from time to time as determined by the Board in its sole discretion, but in any case (1) for the Company’s 2016 fiscal year, the Company shall obtain at least (a) one such independent valuation as of the end of the second fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (b) one such independent valuation as of the end of the fourth fiscal quarter of such fiscal year, which shall be completed no later than 60 days following the end of such fiscal quarter, and (2) for each fiscal year of the Company thereafter, the Company shall obtain at least one such independent valuation as of the end of each fiscal quarter, which in each case shall be completed no later than 60 days following the end of the applicable fiscal quarter. If the last day of any such 60-day period is not a Business Day, such valuation shall be completed no later than the first Business Day following such 60-day period. Notwithstanding the foregoing, if an Applicable Employee of a Management Stockholder disagrees with the determination of Fair Market Value, such Applicable Employee shall have the right to require the Company to engage a different third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion) to conduct an appraisal of the Shares subject to the Call Right (or Put Right, if applicable) and the Call Price (or Put Price) shall reflect the Fair Market Value per Share as determined by such appraisal (the “Appraised Price”); provided, that (i) if the Appraised Price is equal to or less than 110% of the Fair Market Value per Share originally determined by the Board, such Applicable Employee shall bear all of the costs and expenses associated with such appraisal, and (ii) if the Appraised Price is greater than 110% of the Fair Market Value per Share originally determined by the Board, the Company shall bear all of the costs and expenses associated with such appraisal; and provided, further, that an Applicable Employee of a Management Stockholder may not request a valuation if such an independent third party valuation has been prepared at the request of another Applicable Employee of a Management Stockholder within the preceding ninety (90) days of the subsequent request by such Applicable Employee of a Management Stockholder for appraisal and such valuation shall be deemed to be Fair Market Value unless, in each case, the Board determines there has been a significant change in the business of the Company and its subsidiaries since such valuation. Notwithstanding anything herein to the contrary, (a) the per share value of Class A DHI Common Stock, Class B DHI Common Stock and Class C DHI Common Stock shall be deemed to be the same, and (b) Fair Market Value shall be determined without any discounts for illiquidity and minority interests.

and clause (ii) of the definition of “Call Period” as set forth in Article IV of the Management Stockholders Agreement, to the extent applicable, is hereby amended in its entirety as follows:

(ii) with respect to any other Shares held by the Management Stockholder Group of such Applicable Employee, unless set forth in an agreement reflecting a Company Award with such Applicable Employee in which case such meaning shall govern, the period (x) commencing (A) if such termination of employment or service is for any reason other than by the Company for Cause, upon the twelve (12) month anniversary of the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time and (B) if such termination of employment or service is terminated by the Company for Cause, the date that the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end at any time, and (y) ending, in the case of each of (A) and (B), on the Call Termination Date.

and the reference to “six (6) month anniversary” in subclause (ii)(A) of the definition of “Call Termination Date” in such Article IV, to the extent applicable, is hereby replaced with “twelve (12) month anniversary” and the Management Stockholders Agreement is hereby deemed amended as provided in the last paragraph of Section 3.3(f) above.

Notwithstanding anything to the contrary herein or in the Management Stockholders Agreement, as of the Effective Date, this Agreement shall be the exclusive source of forfeiture and clawback provisions applicable to Shares and Share proceeds.

Section 5.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company, to the Office of the Secretary; and if to the Holder, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Holder, shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Holder hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Holder, as applicable, as provided herein.

Section 5.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.7. No Right to Employment or Additional Dell Performance Awards or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Holder at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Holder’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Holder nor any other Person shall have any claim to be granted any additional Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of the Award granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Holder and any other Participant need not be the same (whether or not the Holder and any such Participant are similarly situated).

Section 5.8. Withholding Obligations.

(a)    On the Grant Date, or at any time thereafter as requested by the Company, the Holder hereby authorizes the Company or the Subsidiary employing the Holder to satisfy its withholding obligations, if any, from payroll and any other amounts payable to the Holder, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or such employing Subsidiary, if any, which arise in connection with the grant of or vesting of the Award or the delivery of Shares under the Award; provided, that, at the Holder’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Holder that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation; provided, further, that, prior to the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.6(b) of the Management Stockholders Agreement as amended by Section 5.4 of this Agreement, and, from and after the Merger Closing, the Holder’s right to elect such Share withholding shall be subject to Section 4.3(b) of the Management Stockholders Agreement as amended by Section 5.4 of this Agreement, and in all cases subject to any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Class C Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); provided, further, that following the Lock-up Lapse Date and at all times thereafter, at the Holder’s election such withholding obligation shall be, or, if the Company so directs, such withholding obligation shall be, satisfied by the Holder’s delivery of an irrevocable direction to a licensed securities broker reasonably acceptable to the Company (in such form as reasonably suitable to such securities broker) to sell Shares becoming vested under the Award and to deliver all or part of the sale proceeds to the

Company to satisfy the withholding obligation directly to the Company. If the applicable tax withholding is satisfied by an irrevocable direction to a licensed securities broker, the Holder will be subject to the Company’s policies regarding insider trading restrictions, applied in a nondiscriminatory manner, which may affect the Holder’s ability to acquire or sell Shares under the Plan. By acceptance of the Award granted hereunder, the Holder certifies the Holder’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company and applied in a nondiscriminatory manner).

(b)    Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

Section 5.9. Securities Laws.

The Holder represents, warrants and covenants that:

(a)    The Holder is acquiring the Shares for his or her own account and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or in violation of any applicable state securities law;

(b)    The Holder has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his or her investment in the Company;

(c)    The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Shares and to make an informed investment decision with respect to such investment;

(d)    The Holder can afford the complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period;

(e)    The Holder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and there is no commitment on the part of the Company to make any such filing; and

(f)    Upon the issuance of any Shares hereunder, the Holder will make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 5.10. Nature of Grant.

In accepting the grant, the Holder acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by the Holder is and remains the Holder’s responsibility, and the Holder shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Holder that are attributable to the vesting of, or any benefit derived by the Holder from, the Award and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant or vesting of this Award and the Shares issued hereunder, the subsequent sale of such Shares or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Holder’s liability for Tax-Related Items.

Section 5.11. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:
Name:
Title: